EXHIBIT E
















                                 TELETRAC, INC.

                             Subscription Documents


















                                 Teletrac, Inc.
                         3220 Executive Ridge, Suite 100
                                 Vista, CA 92083
                        Telecopier Number: (760) 597-9906
                           Attention: General Counsel

                                 TELETRAC, INC.

                             SUBSCRIPTION PROCEDURES

Prospective purchasers should complete the following steps on or before ________ _____, 1999:

         (1) Complete the attached Subscription Agreement and send it by telecopier to Teletrac, Inc. (the "Company") at the address
               below, on or before             , 1999, so that the Company may
               determine whether the prospective purchaser is eligible to subscribe for the 10% Senior Secured Notes and the Class A Warrants (the "Securities").

               Please send the Subscription Agreement and direct all questions to:

                                   Teletrac, Inc.
                                   3220 Executive Ridge, Suite 100
                                   Vista, CA 92083
                                   Attn:    General Counsel

                                   Fax:     (760) 597-9906

         (2) The Company will notify the prospective purchaser whether it is eligible to subscribe for the Securities, and will provide notification of the date the Securities will be issued.

         (3) You must designate the maximum amount of Securities you wish to purchase ("Maximum Commitment") on page 1 of the Subscription Agreement (while agreeing and acknowledging that the amount of such Maximum Commitment will be modified in accordance with Sections I and II of the Subscription Agreement).

         (4) Upon acceptance of the subscription, a copy of the executed Subscription Agreement, signed as accepted on behalf of the Company, will be returned to the purchaser.

If requested by the Company, each prospective investor which is an entity must provide evidence that its constitutional documents permit it to purchase the Securities, that all appropriate action has been taken by the prospective purchaser to authorize the purchase and that the person(s) executing the Subscription Agreement has the authority to do so.

The Subscription Agreement must be received on or before __________ ____, 1999.

                                 TELETRAC, INC.
                         Dated as of September 15, 1999


                             SUBSCRIPTION AGREEMENT

                                   Amount of Maximum Commitment*: $_____________
Teletrac, Inc.
3220 Executive Ridge, Suite 100
Vista, California 92083

         Re:      Teletrac, Inc. (the "Company")
                  Issuance of 10% Senior Secured Notes and Class A Warrants (collectively, the "Securities")

________________________________________   Type of Purchaser - Please check one:
Name of Subscriber (Please Print or Type)
                                             _____Individual
                                             _____Partnership
Tax I.D. Number:________________________     _____Corporation
                                             _____Trust
                                             _____Foundation
(_______________________________________)    _____Endowment
 Name of Person exercising investment        _____Employee Benefit Plan
 discretion for subscriber                   _____Individual Retirement Plan
 (trustee or fiduciary, etc.)                _____Keogh Plan
                                             _____Tenants in Common
                                             _____Joint Tenants
                                             _____Other - Specify:______________

If applicable, please indicate below the basis on which the intended purchaser is exempt from U.S. federal income taxation and please attach to this Subscription Agreement when submitted to the Company applicable written evidence of the tax-exempt status for purposes of U.S. federal income taxation of the intended purchaser.

      ____________________________________________________________________

If the intended purchaser is an employee benefit plan qualified under the Employee Retirement Income Security Act of 1974:

(i)  Is the plan both voluntary and contributory?                  Yes___ No___
(ii) Is the plan a participant-directed defined contribution plan? Yes___ No___



---------------

* Please note that the maximum commitment for a holder of an Old Note Claim, Miscellaneous Unsecured Claim or a Category A Convenience Claim is limited to $3 million.

Residence or Principal Place               Mailing address if different:
of Business Address:

____________________________________       ____________________________________
Name                                       Name

____________________________________       ____________________________________
Street                                     Street

____________________________________       ____________________________________
City, State, Zip Code                      City, State, Zip Code

Attn:_______________________________       Attn:_______________________________

Telephone number:  (   )                    Telephone number: (   )
                   ____________________                       _________________

Telecopier number: (   )                   Telecopier number: (   )
                   ____________________                       _________________

Ladies and Gentlemen:

          The offer and sale of 10% Senior Secured Notes in an aggregate principal amount of up to $3 million (the "Senior Secured Notes") and up to 3 million Class A Warrants (the "Class A Warrants") (the Senior Secured Notes and the Class A Warrants being hereafter referred to collectively as the "Securities") of Teletrac, Inc., a Delaware Corporation (the "Company"), to each subscribing party (the "Subscribing Party") is not being registered under the Securities Act of 1933, as amended (the "Securities Act"), but rather is being made privately by the Company pursuant to the private placement exemption from registration provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D ("Regulation D") promulgated thereunder by the Securities and Exchange Commission (the "SEC").

          The offer and sale of the Securities is being conducted pursuant to a plan of reorganization of the Company under Chapter 11 of the United States Bankruptcy Code, dated _____________, 1999, a copy of which is enclosed herewith (the "Plan"). There will be a hearing on confirmation of the Plan and an order (the "Confirmation Order") from the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Company's Chapter 11 case filed under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Court") confirming the Plan. Once the Plan has been confirmed and the Confirmation Order entered, and upon the Effective Date (as such term is defined in the Plan) of the Plan, the Subscribing Parties will enter into a Securities Purchase Agreement with the Company for the Securities in form and substance, attached hereto as Exhibit B (the "Securities Purchase Agreement") and the Securities will be issued on the Effective Date.

          In executing this Subscription Agreement, the Subscribing Parties agree to execute the Securities Purchase Agreement on the Effective Date and further agree to subscribe and purchase the Securities as further described below.

          In addition, the information requested in this Subscription Agreement is needed in order to ensure compliance with the appropriate regulations and to determine (1) whether the purchase of the Securities by the Subscribing Party is suitable in light of the Subscribing Party's financial position, and (2) whether the Subscribing Party meets certain minimum net worth tests to be deemed an "accredited investor" as defined in Regulation D and/or has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment.

          The Subscribing Party also understands and agrees that, although the Company will use its best efforts to keep the information provided in the answers to this Subscription Agreement strictly confidential, the Company may present this Subscription Agreement and the information provided in answers to it to such parties as it deems advisable, including the Bankruptcy Court or the SEC, if called upon to establish the availability under any applicable law of an exemption from registration of the Securities or if the contents thereof are relevant to any issue in any action, suit, or proceeding to which the Company is a party or by which it is or may be bound.

                  The Subscribing Party hereby agrees as follows:

I.   SUBSCRIPTION FOR SECURITIES.

(A) The Subscribing Party subscribes for and agrees to purchase the Securities on the terms provided for herein, in the Securities Purchase Agreement, and in the Plan. The Subscribing Party agrees to execute the Securities Purchase Agreement on or prior to the Effective Date (as such term is defined in the Plan). The Subscribing Party agrees to and understands the terms and conditions upon which the Securities are being offered, including, without limitation, the fact that: (i) the Securities have not been registered and will not be registered under the Securities Act of 1933, as amended, (ii) the Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Securities will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect.

(B) The Subscribing Party agrees and acknowledges that the actual amount of Securities such Subscribing Party is obligated to purchase (the "Actual Commitment Amount") shall be calculated, in accordance with the Plan, as follows:

          (i) If the Subscribing Party is a holder of an Equity Interest (as such term is defined in the Plan) in Teletrac Holdings, Inc., a Delaware corporation (a "Holdings Equity Holder") and parent of the Company, then the Actual Commitment Amount shall be the Maximum Commitment Amount specified by such Subscribing Party on the front page of this Subscription Agreement (limited to $450,000 for each such holder of an equity interest), or, if the Maximum Commitment Amounts of all Holdings Equity Holders exceed $450,000, then the Maximum Commitment Amount of such Subscribing Party shall be determined by multiplying $450,000 by the ratio which such Subscribing Party's Maximum Commitment Amount shall bear to the Maximum Commitment Amounts of all Holdings Equity Holders.

          (ii) The Actual Commitment Amount of the holders of an Old Note Claim, a Miscellaneous Unsecured Claim, or a Category A Convenience Claim (as such terms are defined in the Plan) (collectively the "Claim Holders") shall be the Maximum Commitment Amount, if any, specified by such Claim Holder (PROVIDED HOWEVER, that the Maximum Commitment Amount for any Claim Holder cannot exceed $3 million) or, if the aggregate of the Maximum Commitment Amounts of all such Claim Holders shall exceed $3 million, shall be determined by multiplying $3 million by the ratio of (i) the Allowed Amount of such Holder's Claim (or in the event such claim is subject to dispute or objection, the estimated amount of such Claim as agreed upon by the Debtor and such holder or as may be fixed by the Bankruptcy Court) to (ii) the aggregate of the Allowed Amounts (or similarly estimated or agreed-upon amounts) of the Claims of such Subscribing Parties; PROVIDED, HOWEVER, that the Actual Commitment Amounts of holders of Old Note Claims as calculated pursuant to this subsection (ii) shall be further reduced by subtracting from each Old Note Claim holder's Actual Commitment Amount the amount determined by multiplying (x) the ratio of the Actual Commitment Amount of such holder to the aggregate of the Actual Commitment Amounts of all holders of Old Note Claims by (y) the aggregate of the Actual Commitment Amounts of all Holdings Equity Holders.

(C) The Subscribing Party understands and agrees that the Company reserves the right to reject this subscription for any reason or no reason, in whole or in part and at any time prior to acceptance thereof. In the event of rejection of this subscription, this Subscription Agreement shall have no force or effect.

(D) The Subscribing Party hereby represents and warrants that he is the holder of the following Claim or Old Notes (as defined in the Plan) as of the [Record Date]:

     ----------------------------------------



II.  PAYMENT BY THE SUBSCRIBING PARTY.

          The Subscribing Party agrees and acknowledges that it shall be required to and it shall pay the Actual Commitment Amount on the Effective Date (as such term is defined in the Plan.

III. ELIGIBILITY REPRESENTATIONS OF THE INVESTOR.

(A)  General:

(INITIAL ONE AND COMPLETE BLANKS)

________(1) if the Subscribing Party is an employee benefit plan, an endowment,
(INITIAL)   a foundation, a corporation, partnership, trust or other legal entity, it is:

               |_|  organized under the laws of:  ______________________________
               |_|  and has its principal place
                    of business in:               ______________________________

               OR

________(2) if the Subscribing Party is an individual, or beneficial ownership
(INITIAL)   of the Subscribing Party is held by an individual (for example, an
            Individual Retirement Account or Keogh Plan), such individual is of legal age and is:

               |_|  a resident of: __________________________________

            Has the Subscribing Party ever purchased non-marketable or restricted securities?

                            Yes______        No______

            Indicate the frequency of the Subscribing Party's investments in non-marketable securities: (circle appropriate answer)

                     Often           Occasional          Seldom

            The individual(s) making the investment decision on behalf of the Subscribing Party is:

            _____________________________________________

PLEASE PROVIDE THE FOLLOWING INFORMATION REGARDING SUCH PERSON:

     Employment Information:________________________________________________

     Name and address of employer:__________________________________________

     Telephone number of employer: (    )___________________________________

     Describe the person's occupation and any other business connections reflecting knowledge and experience of financial matters (service on boards of directors, professional licenses, etc.):

            ____________________________________________________________

            ____________________________________________________________

            ____________________________________________________________

            ____________________________________________________________

     Does such person have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks associated with purchasing the Securities?

                       Yes______        No______


(B)  ACCREDITED INVESTOR STATUS:

     INITIAL ALL APPROPRIATE SPACES ON THE FOLLOWING PAGES INDICATING THE BASIS UPON WHICH THE SUBSCRIBING PARTY QUALIFIES AS AN ACCREDITED INVESTOR UNDER REGULATION D.

     FOR INDIVIDUAL INVESTORS ONLY

________(1) I certify that I am an accredited investor because I have an
(INITIAL)   individual net worth, or my spouse and I have a combined
            net worth, in excess of $1,000,000.  FOR PURPOSES OF THIS
            QUESTIONNAIRE, "NET WORTH " MEANS THE EXCESS OF TOTAL ASSETS AT FAIR
            MARKET VALUE, INCLUDING HOME *, HOME FURNISHINGS AND AUTOMOBILES,
            OVER TOTAL LIABILITIES.

________(2) I certify that I am an accredited investor because I had individual
(INITIAL)   income (exclusive of any income attributable to my spouse) of more than $200,000 for the past two years or joint income with any spouse in excess of $300,000 in each of those years and I reasonably expect to reach the same income level in the current year.**

     FOR CORPORATIONS, FOUNDATIONS, ENDOWMENTS, LIMITED LIABILITY COMPANIES
                                OR PARTNERSHIPS

________(3) The Subscribing Party hereby certifies that it is an accredited
(INITIAL)   investor because it has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Securities offered.

________(4) The Subscribing Party hereby certifies that it is an accredited
(INITIAL)   investor because all of its equity owners are accredited investors.
            THE COMPANY, IN ITS SOLE DISCRETION MAY REQUEST INFORMATION
            REGARDING THE BASIS ON WHICH SUCH EQUITY OWNERS ARE ACCREDITED.




---------------

* Notwithstanding anything to the contrary herein, for purposes of determining "net worth," the principal residence owned by an individual shall be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property, or (B) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property. "Institutional lender" means a bank, savings and loan company, industrial loan company, credit union or personal property broker or a company whose principal business is as a lender of loans secured by real property and which has such loans receivable in the amount of $2,000,000 or more.


** For purposes of this Subscription Agreement, individual income means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any tax-exempt interest income under Section 103 of the Internal Revenue Code of 1986, as amended (the "Code"), received, (ii) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040, (iii) any deduction claimed for depletion under
     Section 611 et seq. of the Code, (iv) amounts contributed to an Individual Retirement Account (as defined in the Code) or Keogh retirement plan, (v) alimony paid and (vi) any elective contributions to a cash or deferred arrangement under Section 401 of the Code.

     FOR EMPLOYEE BENEFIT PLANS

________(5) The Subscribing Party hereby certifies that it is an accredited (INITIAL) investor because it is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended
            ("ERISA"), and the decision to purchase the Securities was made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company or registered investment adviser. The name of such plan fiduciary is:

            (____________________________________________)

________(6) The Subscribing Party hereby certifies that it is an accredited
(INITIAL)   investor because it is an employee benefit plan within the meaning of ERISA and has total assets in excess of $5,000,000.

________(7) The Subscribing Party hereby certifies that it is an accredited
(INITIAL)   investor because it is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, and has total assets in excess of $5,000,000.

     FOR INDIVIDUAL RETIREMENT ACCOUNTS AND KEOGH PLANS


________(8) The Subscribing Party hereby certifies that it is an accredited
(INITIAL)   investor because it is a self-directed plan (i.e., a tax-qualified defined contribution plan in which a participant may exercise control over the investment of assets credited to his or her account) in which the participant(s) that are purchasing the Securities are accredited investors because each such participant has a net worth of at least $1,000,000 or has had an individual income of at least $200,000 (or a joint income with spouse of at least $300,000) in each of the last two years. THE COMPANY, IN ITS
            SOLE DISCRETION, MAY REQUEST INFORMATION REGARDING THE BASIS ON
            WHICH SUCH PARTICIPANTS ARE ACCREDITED.

     FOR CHARITABLE TAX-EXEMPT ENTITIES

________(9) The Subscribing Party hereby certifies that it is an accredited
(INITIAL)   investor because it is an organization described in Section 501(c)
            (3) of the Internal Revenue Code of 1986, as amended (the "Internal
            Revenue Code"), was not formed for the specific purpose of acquiring the Securities offered, and has total assets in excess of $5,000,000.

     FOR TRUSTS

________(10) The Subscribing Party hereby certifies that it is an accredited
(INITIAL)    investor because it has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the Securities offered and its purchase is directed by a sophisticated person.
             AS USED IN THE FOREGOING SENTENCE, A "SOPHISTICATED PERSON" IS
             ONE WHO HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS
             MATTERS THAT IT IS CAPABLE OF EVALUATING THE MERITS AND RISKS OF
             THE PROSPECTIVE PURCHASE.

________(11) The Subscribing Party hereby certifies that it is an accredited
(INITIAL)    investor because it is (i) a bank as defined in Section 3(a)(2) of the Securities Act, savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act,
             (ii) acting in a fiduciary capacity and (iii) subscribing for the purchase of the Securities being offered on behalf of a trust account or accounts.

________(12) The Subscribing Party hereby certifies that it is an accredited
(INITIAL)    investor because it is a revocable trust which may be amended or revoked at any time by the grantors thereof and all of the grantors are accredited investors. THE COMPANY, IN ITS SOLE DISCRETION, MAY
             REQUEST INFORMATION REGARDING THE BASIS ON WHICH SUCH EQUITY OWNERS
             ARE ACCREDITED.

     FOR BANKS, SAVINGS AND LOANS AND SIMILAR INSTITUTIONS

________(13) The Subscribing Party hereby certifies that it is an accredited
(INITIAL)    investor because it is a bank as defined in Section 3(a)(2) of the
             Securities Act acting in its individual capacity.

     FOR INSURANCE COMPANIES

________(14) The Subscribing Party hereby certifies that it is an insurance
(INITIAL)    company as defined in Section 2(13) of the Securities Act.

(C)  NON-FOREIGN STATUS:

     FOR INDIVIDUALS

________       (1)  The Subscribing Party hereby certifies that it is not a
(INITIAL)      nonresident alien for purposes of income taxation (as such term is defined in the Internal Revenue Code and regulations ("Income
               Tax Regulations") promulgated by the Internal Revenue Service thereunder.

     FOR ENTITIES

________       (2)  The Subscribing Party hereby certifies that it is not a
(INITIAL)      foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal
               Revenue Code and Income Tax Regulations).

     GENERAL

________       (3)  The Subscribing Party hereby agrees that if any of
(INITIAL)      information in this Item III(C) changes, the Subscribing Party will notify the Company within 60 days thereof. The Subscribing
               Party understands that the information contained in this

               Item III(C) may be disclosed to the Internal Revenue Service by the Company and that any false statement contained in this Item III(C) could be punished by fine, imprisonment or both.

IV.  REPRESENTATIONS AND COVENANTS OF THE INVESTOR.

(A) The Subscribing Party will not sell or otherwise transfer the Securities without registration under the Securities Act or an exemption therefrom and fully understands and agrees that it must bear the economic risk of its investment for an indefinite period of time because, among other reasons, the Securities have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless it is subsequently registered under the Securities Act and under applicable securities laws of such states or an exemption from such registration is available. The undersigned understands that the Company is under no obligation to register the Securities on its behalf or to assist it in complying with any exemption from such registration under the Securities Act. It further understands that the Company is not registered as an investment company under the Investment Company Act, in reliance upon an exemption from such registration.

(B) The Subscribing Party has received and read a copy of the Company's Disclosure Statement filed with the Bankruptcy Court on June 28, 1999, outlining, among other things, _________________________________________. The
Subscribing Party acknowledges that in making a decision to subscribe for the Securities the Subscribing Party has relied solely upon the Disclosure Statement and independent investigations made by the Subscribing Party. The Subscribing Party's investment in the Securities is consistent with the investment purposes and objectives and cash flow requirements of the Subscribing Party and will not adversely affect the Subscribing Party's overall need for diversification and liquidity.

(C) The Subscribing Party has such knowledge and experience in financial and business matters that the Subscribing Party is capable of evaluating the merits and risks of the Subscribing Party's investment in the Securities and is able to bear such risks, and has obtained, in the Subscribing Party's judgment, sufficient information from the Company or its authorized representatives to evaluate the merits and risks of such investment. The Subscribing Party has evaluated the risks of investing in the Securities and has determined that the Securities are a suitable investment for the Subscribing Party. The Subscribing Party has not utilized any other person as a purchaser representative in connection with evaluating such merits and risks.

(D) The Subscribing Party can afford a complete loss of the investment in the Securities and can afford to hold the investment in the Securities for an indefinite period of time, and acknowledges that distributions, including, without limitation, the proceeds of redemptions, may be paid in cash or in kind.

(E) The Subscribing Party is acquiring the Securities subscribed for herein for its own account, for investment purposes only and not with a view to distribute or resell such Securities in whole or in part.

(F)  The Subscribing Party agrees and is aware that:

          (1) the Company is presently in bankruptcy pursuant to Chapter 11 at the United States Bankruptcy Code and is currently operating under the jurisdiction of the Bankruptcy Court;

          (2) no federal or state agency has passed upon the Securities or made any findings or determination as to the fairness of this investment; and

          (3) there are substantial risks of loss of investment incidental to the purchase of the Interest, including those summarized in the Disclosure Statement; and

          (G) The execution, delivery and performance by the Subscribing Party of this Subscription Agreement are within the powers of the Subscribing Party, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Subscribing Party is a party or by which the Subscribing Party is bound, and, if the Subscribing Party is not an individual, will not violate any provisions of the incorporation papers, by-laws, indenture of trust or partnership agreement, as may be applicable, of the Subscribing Party. The signature on this agreement is genuine, and the signatory, if the Subscribing Party is an individual, has legal competence and capacity to execute the same, or, if the Subscribing Party is not an individual, the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscribing Party, enforceable in accordance with its terms.

V.   COMMUNICATIONS TO INVESTOR

          Please send confirmation of a subscription for the Securities, a copy of this Subscription Agreement and any other communications (including redemption checks and dividend checks) to:

(INITIAL ONE)

         _________ residence or principal business address above;
         (INITIAL)

         _________ mailing address above.
         (INITIAL)

VI.      GENERAL

(A) The Subscribing Party agrees to indemnify and hold harmless the Company and each person, if any, who controls or is controlled by the Company, within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon (a) any false representation or warranty or breach or failure by the Subscribing Party to comply with any covenant or agreement made by the Subscribing Party, in this Subscription

Agreement or in any other document furnished by the Subscribing Party to any of the foregoing in connection with this transaction or (b) any action for securities law violations instituted by the Subscribing Party which is finally resolved by judgment against the Subscribing Party.

(B) If any provision of this Subscription Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such applicable law. Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof, shall be severable.

VII. TRUSTEE, AGENT, REPRESENTATIVE OR NOMINEE.

          If the Subscribing Party is acting as trustee, agent, representative or nominee for a subscriber (a "Beneficial Owner"), the Subscribing Party understands and acknowledges that the representations, warranties and agreements made herein are made by the Subscribing Party (A) with respect to the Subscribing Party and (B) with respect to the Beneficial Owner of the Securities subscribed for hereby. The Subscribing Party further represents and warrants that he has all requisite power and authority from said Beneficial Owner to execute and perform the obligations under this Subscription Agreement. The Subscribing Party also agrees to indemnify the Company and its officers and agents for any and all costs, fees and expenses (including legal fees and disbursements) in connection with any damages resulting from the Subscribing Party's or the Beneficial Owner's misrepresentation or misstatement contained herein, or the assertion of the Subscribing Party's lack of proper authorization from the Beneficial Owner of the Securities subscribed for hereby to enter into this Subscription Agreement or perform the obligations hereunder.

VIII. ADDITIONAL INFORMATION AND SUBSEQUENT CHANGES IN THE
      FOREGOING REPRESENTATIONS

          The Company may request from the Subscribing Party such additional information as it may deem necessary to evaluate the eligibility of the Subscribing Party to acquire the Securities, and may request from time to time such information as it may deem necessary to determine the eligibility of the Subscribing Party to hold the Securities or to enable the Company to determine the Company's compliance with applicable regulatory requirements or tax status, and the Subscribing Party shall provide such information as may reasonably be requested.

          Each person acquiring the Securities must satisfy the foregoing both at the time of subscription and at all times thereafter until such person ceases to be a holder of the Securities. Accordingly, the Subscribing Party agrees to notify the Company promptly if there is any change with respect to any of the foregoing information or representations and to provide the Company with such further information as the Company may reasonably require.

     IN WITNESS WHEREOF, the Subscribing Party has executed this Subscription Agreement as of the date set forth below, and with respect to the information disclosed in Item III(D) of this Subscription Agreement, has executed this Subscription Agreement under penalties of perjury.

Date:____________, 199__

For Individual Subscribers:              For Subscribers other than Individuals:


_______________________________          ______________________________________
Signature                                (Please Type Name of Investor)


______________________________           By:___________________________________
(Please Type Name)                          Signature


                                            ___________________________________
                                            (Please Type Name of Investor)


                                         Title:________________________________

           NAME OF TRUSTEES OR OTHER FIDUCIARIES EXERCISING INVESTMENT
                DISCRETION WITH RESPECT TO BENEFIT PLAN OR TRUST

      Signature                   Printed Name                   Title

_______________________     _______________________     _______________________

_______________________     _______________________     _______________________

_______________________     _______________________     _______________________


_______________________     _______________________     _______________________

             AGREEMENT OF CUSTODIAN OF INDIVIDUAL RETIREMENT ACCOUNT

The undersigned, being the custodian of the above named individual retirement account, hereby accepts and agrees to this subscription.


By:__________________________________            _______________________________
   Signature of Authorized Signatory             Name of Custodian (Print)


_____________________________________
Name of Authorized Signatory (Print)

                                  (Page 1 of 2)

                                 ACKNOWLEDGMENT

State of               )
                         ss.:
County of              )

     On this _____ day of ________________, 199_, before me personally appeared ___________________________ who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to or who executed the foregoing instrument in his/her personal or authorized capacity, and who duly acknowledged to me that execution of the same is his/her own free act and deed and made with appropriate authority.



My Commission Expires:     ____________________________________
                                      Notary Public

[Seal]

NOTARY: PLEASE COMPLETE STATE, COUNTRY, DATE AND NAMES OF ALL PERSONS SIGNING AND AFFIX NOTARIAL SEAL.


                                  (Page 2 of 2)